Exhibit 99.2

Our Ref No.3743/Biz1/8623

26 April 2024

Super Hi International Holding Ltd.

1 Paya Lebar Link, #09-04

PLQ 1 Paya Lebar Quarter

Singapore 408533

Legal Opinion

RE: Offering of American Depositary Shares Representing Ordinary Shares of Super Hi International Holding Ltd.

Dear Sirs/Madams,

We are qualified lawyers of the Social Republic of Vietnam (“Vietnam”) and, as such, are qualified to issue this opinion on the laws and regulations of Vietnam.

1.	Purpose

We act as the Vietnam counsel to Super Hi International Holding Ltd. (the “Issuer”), a company incorporated under the laws of the Cayman Islands, and this opinion is delivered to you solely for your benefit in connection with (i) the proposed initial public offering (the “Offering”) of American depositary shares (the “ADSs”), each ADS representing certain number of ordinary shares of the Issuer, by the Issuer, as set forth in the Issuer’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Issuer with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Issuer’s proposed listing of the ADSs on the Nasdaq Stock Market.

2.	Assumptions

In rendering the opinions expressed in this legal opinion, we have assumed without any further inquiry that:

(a)	All factual information provided to us by the Hai Di Lao Viet Nam Co., Ltd, the Issuer, and/or their representatives in relation to matters opined on herein are correct, true, and not misleading in any material respect, and include all of the information relevant and necessary to matters opined on herein.

(b)	All statements and information of facts (including all representations and warranties) contained in the Registration Statement are true, accurate, and complete, and we have not concerned ourselves with confirming any representations and warranties of the Issuer.

3.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that, as of the date hereof, so far as Vietnamese laws are concerned:

(a)	All statements set forth in the Registration Statement under the captions “Enforceability of Civil Liabilities” and “Regulation”, in each case insofar as such statements describe or summarize Vietnamese legal matters referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Vietnamese legal matters referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects.

(b)	The disclosures containing our opinions in the Registration Statement under the captions “Enforceability of Civil Liabilities” and “Regulation” constitute our opinions.

4.	Qualifications

This opinion is subject to the following qualifications:

(a)	We opine solely on the laws of Vietnam, which shall mean the applicable legal instruments in accordance with the Law on Promulgation of Legislative Documents of Vietnam No. 80/2015/QH13 being publicly available and in force from time to time up to the date of this legal opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of Vietnam.

(b)	Our legal opinion does not cover any issues that are not considered as or related to legal ones, including but not limited to issues of technic, commerce, accounting, and finance.

(c)	We do not opine on (i) any taxation laws of any jurisdictions, and (ii) the effect of any system of law (including treaty international treaties, other than the laws of Vietnam) even in cases where, under the laws of Vietnam, any such law should be applied, and we, therefore, assume that any such applicable law would not affect or qualify our opinion herein.

(d)	Our opinion is expressed as of the date hereof, no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after this date, which may, affect this opinion in any respect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Do Trong Hai

Managing Partner

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